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                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-107461) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 1, 2005, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.

                                                          /s/ Ernst & Young, LLP

Fort Wayne, Indiana
April 11, 2005